X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY NEW ENGLAND BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS , 2012 :00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of New England Bancshares, Inc. (the “Company”), consisting of Thomas O. Barnes, Peter T. Dow, William C. Leary, David J. O’Connor, David J. Preleski, Richard K. Stevens and Richard M. Tatoian or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on , 2012 at :00 p.m., local time, at , Connecticut and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

For Against Abstain

1. The proposal to approve the agreement and plan of merger, dated May 30, 2012, by and between United Financial Bancorp,

Inc. and New England Bancshares, Inc. and the merger contemplated therein.

For Against Abstain

2. The proposal to adjourn the annual meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to achieve a quorum or to approve the agreement and plan of merger.

For Against Abstain

3. The proposal to approve the non-binding advisory resolution approving the compensation payable to the named executive officers of the Company in connection with the merger. For With-hold For All Except

4. The election as directors of all nominees listed below each to serve of a three-year term (unless the “For all Except” box is marked and the instructions below are complied with). Lucien P. Bolduc, Myron J. Marek, Kathryn C. Reinhard and Thomas P. O’Brien

INSTRUCTION: To withhold your vote for one or more nominees, Mark the “For

All Except” box and write the name of the nominee(s) on the line below.

For Against Abstain

5. The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company of the fiscal year ending March 31, 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS AND THE LISTED NOMINEES.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Detach above card, sign, date and mail in postage paid envelope provided.

NEW ENGLAND BANCSHARES, INC.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed and directors nominated. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

5935